Exhibit 10.7

AMENDMENT NUMBER 11 TO TERM LOAN AGREEMENT

among

HALL OF FAME RESORT & ENTERTAINMENT COMPANY AND THE OTHER PERSONS SIGNATORY HERETO AS BORROWERS

as Borrowers

and

THE LENDER PARTY HERETO,

as Lender

and

CH CAPITAL LENDING, LLC,

as Administrative Agent and Lender

dated as of January 17, 2024

AMENDMENT NUMBER 11 TO TERM LOAN AGREEMENT

This AMENDMENT NUMBER 11 TO TERM LOAN AGREEMENT (this “Amendment”) dated as of January 17, 2024 (the “Effective Date”) is made by and among Hall of Fame Resort & Entertainment Company, a Delaware corporation (“HOF Resort & Entertainment”, and HOF Village Newco, LLC, a Delaware limited liability company (“HOF Newco”; each of HOF Resort & Entertainment and Newco is individually referred to herein as a “Borrower,” and they are collectively referred to herein as “Borrowers”), CH CAPITAL LENDING, LLC, a Delaware limited liability company, in its capacity as administrative agent for the Lenders (together with its successors and assigns in such capacity, “Administrative Agent”), and CH CAPITAL LENDING, LLC, a Delaware limited liability company, (together with its successors and/or assigns in its capacity as a Lender under the Loan Agreement (as defined below), “Lender”).

PRELIMINARY STATEMENTS:

A. Borrowers, Administrative Agent, and Lender are parties to that certain Term Loan Agreement dated December 1, 2020, (a) as amended by Amendment Number 1 to Term Loan Agreement dated January 28, 2021, Amendment Number 2 to Term Loan Agreement dated February 15, 2021, Amendment Number 3 to Term Loan Agreement dated August 30, 2021, Amendment Number 4 to Term Loan Agreement dated August 30, 2021, and Amendment Number 5 to Term Loan Agreement dated December 15, 2021, (b) as assigned to Administrative Agent and Lender pursuant to that certain Assignment of Loan and Loan Documents, dated March 1, 2022, by and among Aquarian Credit Funding LLC, as the previous Administrative Agent, Investors Heritage Life Insurance Company, as the previous Lender, and CH Capital Lending, LLC, as the new Administrative Agent and the new Lender, (c) as affected by that certain Assumption and Joinder Agreement to Loan Agreement, dated as of March 1, 2022, executed and delivered by HOFV Youth Fields to Administrative Agent, and (d) as further amended by Amendment Number 6 to Term Loan Agreement dated March 1, 2022, Amendment Number 7 to Term Loan Agreement dated July 31, 2022, Amendment Number 8 to Term Loan Agreement dated November 7, 2022, as modified by that certain Modification Agreement effective as of October 6, 2023, and Amendment Number 9 to Term Loan Agreement dated December 8, 2023, and Amendment Number 10 to Term Loan Agreement dated January 11, 2024 (all of the foregoing, collectively, the “Existing Loan Agreement”). The Existing Loan Agreement, as amended by this Amendment, and as it may be further amended, restated, supplemented, waived, assigned, or otherwise modified from time to time is referred to herein as the “Loan Agreement”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

B. Administrative Agent, Borrowers, and Lender desire to amend the Loan Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto hereby agree as follows:

1. Sandlot Proceeds. Lender and Administrative Agent have agreed, upon the request of Borrowers, to advance to Borrowers an additional amount from the Sandlot Proceeds Account in the amount of Two Million Two Hundred Thousand Dollars ($2,200,000), and such amount shall be added to the outstanding principal balance under the Loan such that the outstanding principal balance of the Loan after the advance is and will be Twelve Million Seven Hundred Fifty-One Thousand Nine Hundred Thirty-Four and 9/100ths Dollars ($12,751,934.09). Lender shall give consideration to requests from Borrowers for additional advances from the Sandlot Proceeds Account, which advances shall be made by Lender in the exercise of its sole and absolute discretion. Any funds drawn from the Sandlot Proceeds Account shall be added to the outstanding principal balance under the Loan. In connection with the advance, Borrowers shall execute a Third Amendment to the Second Amended and Restated Note to reflect the increase in the principal amount (the “Third Amendment to Note”). The form of the Third Amendment to Note is attached hereto as Exhibit A.

2. Electronic Signatures. Transmission of a signature by facsimile or email or in .pdf format shall bind the signing party to the same degree as the delivery of a signed original or electronic signature. This Amendment may be executed by way of electronic signatures (including, but not limited to, by way of electronic signatures generated by “DocuSign,” “Adobe Sign” or similar programs or replacements thereto) and that neither this Amendment, nor any part or provision of this Amendment, shall be challenged or denied any legal effect, validity and/or enforceability solely on the grounds that it is in the form of an electronic record.

3. No Other Changes; Ratification; Capitalized Terms. Except as specifically amended hereby, the terms, provisions and conditions of the Loan Agreement and the other Loan Documents shall remain unmodified and continue in full force and effect and, except as amended hereby, all of the terms, provisions and conditions of the Loan Agreement and the Loan Documents are hereby ratified and confirmed in all respects. To the extent monetary references in prior amendments to the Note and the Loan Agreement are inconsistent with monetary references in this Amendment, the parties agree that such references in prior amendments are the result of minor computational error and that the monetary references in this Amendment are accurate and controlling. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Existing Loan Agreement.

4. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract.

5. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Ohio without regard to any conflicts of law principles that would direct the application of the laws of any jurisdiction.

11th Amendment to Loan Agreement [removing Youth Fields] (former Aquarian)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

HALL OF FAME RESORT & ENTERTAINMENT COMPANY,
a Delaware corporation
HOF VILLAGE NEWCO, LLC
a Delaware limited liability company

By:	/s/ Michael Crawford
Name:	Michael Crawford
Title:	President and Chief Executive Officer

[Signatures Continue on Next Page]

[Signature Page to Amendment Number 11 to Term Loan Agreement]

Administrative Agent:

CH CAPITAL LENDING, LLC,
a Delaware limited liability company, in its capacity as Administrative Agent

By:	Holdings SPE Manager, LLC,
a Delaware limited liability company, its Manager

By:	/s/ John A. Mase
Name:	John A. Mase
Title:	Chief Executive Officer

Lender:

CH CAPITAL LENDING, LLC,
a Delaware limited liability company, in its capacity as Lender

By:	Holdings SPE Manager, LLC,
a Delaware limited liability company, its Manager

By:	/s/ John A. Mase
Name:	John A. Mase
Title:	Chief Executive Officer

[Signature Page to Amendment Number 11 to Term Loan Agreement]

Exhibit B

Third Amendment to the Second Amended and Restated Note

[See Attached]